Exhibit 10.2

INDEMNIFICATION AGREEMENT

BETWEEN:

(the “Indemnitee”)

AND:

PROMIS NEURSCIENCES, INC., a company incorporated under the laws of Canada and having its head office at 1920 Yonge Street, Suite 200, Toronto, Ontario M4S 3E2

(the “Company”)

WHEREAS:

A.The Indemnitee is, was or proposes to become, a member of the Board of Directors (the “Board”) and/or a senior officer of the Company and in such capacities is, or will be, performing or has performed a valuable service for the Company;

B.The Canada Business Corporations Act (the “CBCA”) permits the Company to enter into contracts with its directors and officers with respect to the indemnification of, and the payment and advancement of expenses to, such directors and officers and to purchase and maintain insurance for the benefit of is directors and officers against any liability that may be incurred by reason of his or her being or having been a director or officer;

C.Increased corporate litigation has subjected directors and officers to increased litigation risks and expenses, and limitations on the availability of liability insurance may make it increasingly difficult for the Company to attract and retain competent and experienced individuals to serve as directors and officers of the Company;

D.The Company has concluded that, to attract and retain competent and experienced individuals to serve as directors or officers of the Company, it is reasonable and prudent, and necessary to promote the best interests of the Company and its shareholders, to document the Indemnitee’s rights to indemnification and the payment and advancement of expenses for serving as a director and officer of the Company (regardless of future changes to the ownership of the Company, the composition of its Board or to the Company’s constating documents); and

E.In order to induce the Indemnitee to, or continue to, serve as a director and officer of the Company, and/or in recognition of the valuable services provided to the Company by the Indemnitee, the Company has agreed to enter into this Agreement with the Indemnitee.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree with each other as follows:

PART 1

INTERPRETATION

1.1For purposes of this Agreement, words and terms defined in the recitals above will have the meanings ascribed thereto and the following words and terms will have the meanings ascribed thereto:

(a)“Agreement” means this Indemnification Agreement, as may be amended from time to time as set forth herein;

(b)a “Change in Control” means the occurrence of any one of the following events:

(i)the Board is reconstituted so that the majority of the Board is comprised of persons who were not members of the Board as of the date of this Agreement;

(ii) any person, entity or group of persons or entities acting jointly or in concert (an “Acquiror”) acquires or acquires control (including without limitation, the right to vote or direct the voting) of Voting Securities of the Company which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror (as such terms are defined in the CBCA) to cast or direct the casting of 40% or more of the votes attached to all of the Company’s outstanding Voting Securities which may be cast to elect directors of the Company or the successor corporation (regardless of whether a meeting has been called to elect directors);

(iii)the shareholders of the Company approve all necessary resolutions required to permit any person to accomplish the result set forth in paragraph (ii), above, even if the securities have not yet been issued to or transferred to that person;

(iv)the Company, or one or more of its subsidiaries, sells or otherwise transfers, including without limitation by way of the grant of a leasehold interest or joint venture interest, property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Company and its subsidiaries as at the end of the most recently completed financial year of the Company or (B) which during the most recently completed financial year of the Company generated, or during the then current financial year of the Company are expected to generate, more than 50% of the consolidated operating income or cash flow of the Company and its subsidiaries, to any other person or persons, other than one or more affiliates (as defined in the CBCA) of the Company; in such case the Change in Control shall be deemed to occur on the date of transfer of the assets representing one dollar more than 50% of the consolidated assets in the case of clause (A) or 50% of the consolidated operating income or cash flow in the case of clause (B), as the case may be; or

(v)the shareholders of the Company approve all necessary resolutions required to permit any person to accomplish the result set forth in paragraph (iv) above.

For the purposes of the foregoing, “Voting Securities” means Common Shares and any other shares entitled to vote for the election of directors and shall include any securities, whether or not issued by the Company, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors, including any options or rights to purchase such shares or securities.

(c)“Corporate Status” describes the status of a person who, at the relevant time and whether or not prior to the date hereof, is or was a director or officer of the Company or an affiliate of the Company, or who is or was serving at the request of the Company as a director, officer, partner (limited or general), member, director, venturer, employee, agent or equivalent position of any other foreign or domestic corporation, partnership, joint venture, limited liability company, trust or other enterprise;

(d)“Entitlement Conditions” means the circumstances in which the Indemnitee will be entitled to indemnification against Penalties and payment or advancement of Expenses hereunder and the Company will be authorized to indemnify against Penalties or pay or advance Expenses hereunder as more particularly defined in §5.2 hereunder;

(e)“Entitlement Determination” means a determination as to entitlement and authorization as more particularly defined in §5.2 hereunder;

(f)“Expenses” means all expenses reasonably and actually incurred by or on behalf of the Indemnitee in connection with a Proceeding including legal fees and disbursements, retainers, accountant’s fees and disbursements, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements, costs or expenses incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in or preparing to participate in (including on appeal) a Proceeding, except one initiated by the Indemnitee pursuant to Part 7 of this Agreement to enforce the Indemnitee’s rights under this Agreement;

(g)“Indemnitee” means the individual identified as the Indemnitee on the first page of this Agreement and the heirs and personal or other legal representatives of the Indemnitee;

(h)“Penalties”  means all damages, judgments, penalties or fines awarded or imposed against the Indemnitee in, or amounts paid by the Indemnitee in settlement of, a Proceeding and includes all goods and services, excise and other taxes, assessments and other charges paid or payable in connection with or in respect of any such damages, judgments, penalties or fines;

(i)“Proceeding” means any threatened, pending or completed action, suit, arbitration, investigation, inquiry, alternate dispute resolution mechanism, administrative or legislative hearing, or any other proceeding (including, without limitation, any securities laws action, suit, arbitration, alternative dispute resolution mechanism, hearing or proceeding),  whether civil, criminal, administrative, arbitrative or investigative, and whether conducted by or in the right of the Company or any other person or entity, and whether or not based upon events occurring, or actions taken, before the date hereof, and any appeal in or related to any such action, suit, arbitration, investigation, hearing or proceeding, in which the Indemnitee, by reason of his Corporate Status, is or may be required to participate, as a party, witness, or otherwise, or may be liable for or in respect of any Penalties or Expenses except, in all cases, one brought against the Indemnitee by or on behalf of the Company or by or on behalf of an entity from which the Indemnitee derives Corporate Status; and

(j)“Special Legal Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporate law and neither presently is, or in the past two years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification, payment or advancement hereunder, as confirmed by proposed Special Legal Counsel in writing addressed to the Company and the Indemnitee.

PART 2

INDEMNIFICATION AGAINST PENALTIES

2.1The Company will indemnify the Indemnitee to the maximum extent provided by applicable law in effect from time to time against all Penalties to which the Indemnitee is or may become liable in connection with any Proceeding. Notwithstanding the foregoing, the obligations of the Company under this §2.1 will be subject to the condition that a determination has been made pursuant to Part 5 that the Indemnitee is entitled to such indemnification and that the Company is authorized to grant such indemnification.

PART 3

PAYMENT OF EXPENSES

3.1The Company will pay, after the final disposition of a Proceeding, all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in respect of such Proceeding (or, if applicable, reimburse the Indemnitee for any and all such Expenses previously paid by the Indemnitee) regardless of whether the Indemnitee is successful, in whole or in part, in the outcome of the Proceeding. Notwithstanding the foregoing, the obligations of the Company under this §3.1 will be subject to the condition that a determination has been made pursuant to Part 5 that the Indemnitee is entitled to such payment and that the Company is authorized to make such payment, and the further condition that advancement of the Expenses was not made under §4.1.

PART 4

ADVANCEMENT OF EXPENSES

4.1Subject to this §4.1, the Company will pay, from time to time prior to the final disposition of a Proceeding, all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection with such Proceeding within 30 days after the receipt of a statement requesting such advance payment.  Such statement will reasonably evidence the Expenses incurred by the Indemnitee and will be preceded or accompanied by a written undertaking, in the form attached as Schedule A hereto, by or on behalf of the Indemnitee, to repay any amounts advanced if it should be ultimately determined by a court of competent jurisdiction that any Entitlement Conditions have not been satisfied or that the Indemnitee was not otherwise entitled to payment in respect of the Expenses advanced. Notwithstanding the foregoing, the Company shall not advance any payment of Expenses to the Indemnitee under this §4.1 unless and until an Entitlement Determination and a determination as to reasonableness of Expenses has been made in accordance with Part 5, and unless and until it has been found in accordance with Part 5 that the Indemnitee is entitled to such payment and the Company is authorized to make such payment. Notwithstanding the time limitations set out in Part 5, an Entitlement Determination and a determination as to reasonableness of Expenses made pursuant to this §4.1 shall be made within 20 days after receipt by the Company of the statement requesting advance payment, failing which, the deeming provisions of §5.6 or §5.7, as applicable, shall apply.

PART 5

DETERMINATION OF AUTHORIZATION,

ENTITLEMENT AND REASONABLENESS

5.1To obtain indemnification against Penalties or payment of Expenses under this Agreement, the Indemnitee will submit to the Company a written request providing reasonable details of all relevant Penalties or actual and reasonable Expenses, as the case may be, together with such documentation and information reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or payment and whether the Company is authorized by law to provide such indemnification or payment.

5.2Indemnification against Penalties or payment of Expenses under this Agreement will not be made unless a determination has been made in accordance with §5.4 (an “Entitlement Determination”) that indemnification or payment is permissible in the circumstances because the following conditions to indemnification or payment are satisfied (the “Entitlement Conditions”):

(a)the indemnity or payment is not prohibited by the Company’s constating documents, as they were at the date hereof, or by law;

(b)in relation to the subject matter of the Proceeding, the Indemnitee acted honestly and in good faith with a view to the best interests of the Company; and

(c)in the case of a Proceeding other than a civil Proceeding, the Indemnitee had reasonable grounds for believing his conduct in respect of which the Proceeding was brought was lawful.

5.3The Indemnitee will cooperate with the person(s) making an Entitlement Determination, including providing such person(s) upon reasonable request with any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to such determination.  Any reasonable costs and expenses (including legal fees and disbursements) incurred by the Indemnitee in cooperating in the making of an Entitlement Determination will be borne by the Company and the Company will indemnify and hold harmless the Indemnitee therefrom.

5.4Within 30 days after receipt by the Company of a request for indemnification against Penalties or payment of Expenses, a determination as to whether the Indemnitee is entitled to the same will be made as follows:

(a)If a Change in Control has not occurred,

(i)by the Board by a majority vote of a quorum consisting of directors who are not, at the time, parties to the Proceeding or, if such quorum cannot be obtained, then by a majority vote of a committee of the Board consisting solely of two or more directors who are not, at the time, parties to such Proceeding and who were duly designated to act in the matter by a majority vote of the full Board (including directors who are parties to the Proceeding), or

(ii)by Special Legal Counsel in a written opinion to the Board and the Indemnitee, with Special Legal Counsel selected by the Board or a committee of the Board by vote as set forth immediately above, or, if the requisite quorum of the full Board cannot be obtained and the committee cannot be established, by a majority of the full Board (including directors who are parties to the Proceeding); or

(b)If a Change in Control has occurred, by Special Legal Counsel in a written opinion to the Board and the Indemnitee, with Special Legal Counsel selected by the Indemnitee,

in either case on written notice to the other party of the identity and address of Special Legal Counsel selected and provided that, in either case, such 30-day period may be extended for a reasonable time or times, not to exceed a total of an additional 30 days, if the person(s) making said determination in good faith require(s) additional time for obtaining or evaluating documentation and/or information relating thereto and notice of the extension and an explanation for the extension is provided to the other party prior to the expiration of the initial 30-day period.

5.5If it is determined in accordance with the foregoing that the Indemnitee is entitled to indemnification or payment, the same will be made within 20 days after such determination.

5.6If the person(s) making an Entitlement Determination under §5.4(a) has not made such determination within the period required, the requisite determination will be deemed to have been made and the Indemnitee will be entitled to such indemnification or payment, as the case may be, absent:

(a)a misstatement by the Indemnitee of a material fact or an omission of a material fact necessary to make the Indemnitee's statement not materially misleading in connection with the request for indemnification or payment, or

(b)a prohibition of such indemnification or payment under applicable law.

5.7If the person(s) making an Entitlement Determination under §5.4(b) has not made such determination within the period required, the requisite determination will be deemed to have been made and the Indemnitee will not be entitled to such indemnification or payment unless otherwise determined by a court of competent jurisdiction.

5.8The Company will pay any and all fees and expenses of Special Legal Counsel in connection with any Entitlement Determination regardless of the manner in which Special Legal Counsel was selected or appointed unless it is determined under this §4.1 or, where applicable, Part 7, that the Indemnitee is not entitled to the indemnification or payment originally requested.

5.9A determination as to reasonableness of Expenses will be made in the same manner as a determination as to entitlement to indemnification or payment and, in such cases, the Entitlement Conditions will include the condition that the Expenses claimed are reasonable and actually incurred by the Indemnitee.

PART 6

PRESUMPTIONS

6.1In making an Entitlement Determination under Part 5, the person(s) making such determination will presume that the Indemnitee is entitled to the benefit sought under this Agreement and the Company will have the burden of proof to overcome such presumption on a balance of probabilities.

6.2The termination of any Proceeding by conviction, or upon a plea of guilty or similar plea, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee did not satisfy the Entitlement Conditions set out in §5.2(b) and (c).

PART 7

REMEDIES

7.1In the event that:

(a)an Entitlement Determination is made that the Indemnitee is not entitled to indemnification or payment under this Agreement in respect of any Proceeding or any particular Expense; or

(b)indemnification against Penalties or payment or advancement of Expenses due the Indemnitee under this Agreement is not timely made,

the Indemnitee will be entitled to adjudication in an appropriate court of competent jurisdiction of such Indemnitee’s entitlement to such right or an order to recover damages for breach of this Agreement.

7.2In any judicial proceeding commenced pursuant to this Part 7, the Company will have the burden of proving that the Indemnitee is not entitled to indemnification or advancement or payment of Expenses, as the case may be.

7.3In the event that the Indemnitee seeks a judicial adjudication of such Indemnitee’s rights under, or to recover damages for breach of, this Agreement, to the extent the Indemnitee is successful in the outcome of such proceeding, the Indemnitee will be entitled to recover from the Company any and all reasonable Expenses actually incurred by the Indemnitee in connection with such proceeding in accordance with the terms of this Agreement.

PART 8

NOTIFICATION AND DEFENSE OF CLAIMS

8.1The Indemnitee will promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding or matter which may be subject to indemnification against Penalties or payment of Expenses hereunder, but the failure to so notify the Company will not relieve the Company from any liability that the Company may have to the Indemnitee under this Agreement unless the Company is prejudiced thereby.  With respect to any such Proceeding:

(a)the Company will be entitled to participate therein at its own expense;

(b)except as otherwise provided below, the Company will be entitled to assume the defense thereof, with counsel chosen at its discretion.  After notice from the Company to the Indemnitee of the Company’s election to assume the defense thereof, the Company will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below.  The Indemnitee will have the right to employ the Indemnitee’s own counsel in such Proceeding, but the fees and disbursements of such counsel incurred after notice from the Company of the Company’s assumption of the defense thereof will be at the expense of the Indemnitee unless:

(i)the employment by counsel by the Indemnitee has been authorized in writing by the Company;

(ii)the Indemnitee has reasonably concluded that there is a conflict of interest between the Company and the Indemnitee in the conduct of the defense of such action;

(iii)such Proceeding seeks penalties or other relief against the Indemnitee with respect to which the Company could not provide monetary indemnification to the Indemnitee (such as injunctive relief or incarceration); or

(iv)the Company has not employed counsel to assume the defense of such action,

in each of which cases the fees and disbursements of counsel will be at the expense of the Company.

8.2The Company will not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which the Indemnitee will have reached the conclusion specified in §8.1(b)(ii), or which involves penalties or other relief against the Indemnitee of the type referred to in §8.1(b)(iii).

PART 9

SETTLEMENT OF CLAIMS

9.1The Company will have no obligation to indemnify the Indemnitee under this Agreement for amounts paid in settlement of a Proceeding without the Company’s prior written consent. The Company will not settle any Proceeding in any manner that would impose any fine or other obligation on the Indemnitee without the Indemnitee’s prior written consent.  Neither the Company nor the Indemnitee will unreasonably withhold its or his consent to any proposed settlement.

PART 10

NON-EXCLUSIVITY, CONTINUATION AND SURVIVAL OF RIGHTS

10.1The rights of indemnification, payment and advancement provided by this Agreement will not be deemed exclusive of any other rights to which the Indemnitee may at any time be entitled under applicable law, the Company’s constating documents, any other agreement, a vote of shareholders, a resolution of the Board or otherwise. The provisions set forth in this Agreement are provided in addition and as a means of furtherance and implementation of, and not in limitation of, any such rights afforded the Indemnitee under any of the foregoing.  To the extent that there is a change in applicable law, or an amendment to the Company’s constating documents that allows greater indemnification or rights to payment or advancement of Expenses than would be afforded under the Company’s constating documents and this Agreement at the date hereof, it is the intent of the parties hereto that the Indemnitee will enjoy by virtue of this Agreement the greater benefit so afforded by such change.  Any amendment or repeal of any applicable law that adversely affects any right of the Indemnitee will be prospective only and will not limit or eliminate any rights provided hereunder with respect to any Proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place before such amendment or repeal.

10.2The rights provided hereunder will vest upon appointment of the Indemnitee to the Board, or in the case of officers, appointment by the Board, whether prior to or subsequent to the date hereof.  All agreements and obligations of the Company contained herein will continue during the period the Indemnitee is either a member of the Board or acts as an officer and will continue thereafter so long as the Indemnitee may be subject to any threatened, pending or completed Proceeding by reason of the Indemnitee’s Corporate Status and during the period of statute of limitations for any act or omission occurring during the Indemnitee’s term of Corporate Status.

10.3This Agreement will be binding upon the Company and its successors and assigns and will enure to the benefit of the Indemnitee and the Indemnitee’s heirs, executors and administrators.

10.4The Company will require and cause any successor (whether direct or indirect by purchase, amalgamation, reorganization, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

10.5The Company shall give to the Indemnitee fifteen (15) Business Days notice of any application by the Company for a certificate of continuance in any jurisdiction, indicating the jurisdiction in which it is proposed that the Company will be continued and the proposed date of continuance.  Upon receipt of such notice, the Indemnitee may require that the Company make such amendments to this Agreement as the Company and the Indemnitee, acting reasonably, consider necessary or desirable in order to provide the Indemnitee with a comprehensive indemnity under the laws of the proposed jurisdiction of continuance with similar spirit and intent as this Agreement.

PART 11

INSURANCE SUBROGATION

11.1To the extent that the Company maintains policies of insurance providing liability insurance for directors and officers of the Company, the Indemnitee will be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available and, upon any Change in Control, the Company will use commercially reasonable efforts to obtain or arrange for continuation and/or tail coverage for the Indemnitee to the maximum extent obtainable at such time.

11.2In the event the Company has paid or is obligated to pay or indemnify against any amount under this Agreement, the Company will be subrogated to the extent of such obligation to all of the rights of recovery of the Indemnitee, who will execute all documents required and take all actions necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

11.3The Company will not be liable under this Agreement to grant any indemnification or make any payment of amounts otherwise indemnifiable or payable hereunder if and to the extent that the Indemnitee has otherwise actually received such indemnification or payment under any insurance policy, contract, agreement or otherwise.

PART 12

INCOME TAX

12.1Should any agreement to indemnify or payment or advancement made to or on behalf of the Indemnitee pursuant to this Agreement be deemed by any taxation authority in any jurisdiction to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Company will pay such greater amount as may be necessary to ensure that the amount received by or on behalf of the Indemnitee, after payment of or withholding for such tax, is equal to the amount of the actual cost, expense or liability incurred by or on behalf of the Indemnitee, such that this Agreement shall serve to indemnify the Indemnitee against all liability for any and all such taxes.

PART 13

GENERAL

13.1The headings in this Agreement are inserted for convenience only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.  A reference to a Part is to a Part of this Agreement and the symbol § followed by a number or some combination of numbers and letters refers to the section, paragraph, subparagraph, clause or subclause of this Agreement so designated.

13.2Words importing the masculine gender include the feminine or neuter, words in the singular include the plural, words importing a corporate entity include individuals, and vice versa.

13.3Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

13.4All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given if (i) delivered by hand and receipted for by the party to whom said notice or other communication will have been directed, or (ii) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, or (iii) sent by facsimile or other electronic means, on the next business day after the date on which it was so sent, if so delivered, mailed or sent, as the case may be, to the following addresses or number:

(a)if to the Indemnitee, to the address, facsimile number or electronic mail address set forth in the records of the Company; and

(b)if to the Company, to the address, facsimile number or electronic mail address set out above,

or to such other addresses or numbers as may have been furnished to the Indemnitee by the Company or to the Company by the Indemnitee for such purpose.

13.5This Agreement will be deemed to have been made in and will be construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein and the parties hereby agree that any claims, disputes or questions arising out of or in relation to this Agreement may be submitted to the jurisdiction of the courts of British Columbia.  Each of the parties hereto irrevocably attorns to the jurisdiction of the courts of British Columbia.

13.6Time will be of the essence of this Agreement.

13.7This Agreement may be executed in any number of counterparts in original form or by electronic facsimile, each of which will together constitute one and the same instrument, binding on the parties and each of which will together be deemed to be an original, notwithstanding that the parties are not signatories to the same counterpart or facsimile.

13.8If any provision of this Agreement is at any time unenforceable or invalid for any reason, it will be modified rather than voided, if possible, to give effect to the intent thereof to the extent possible, and if not modifiable, it will be severed from the remainder of this Agreement and, in its application at that time, this Agreement will be construed as though such provision was not contained herein and the remainder will continue in full force and effect and be construed as if this Agreement had been executed without the invalid or unenforceable provision.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto as of the date first above written.

PROMIS NEUROSCIENCES, INC.

Per:
Authorized Signatory

Signed, Sealed and Delivered by
in the presence of:
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Witness (Signature))
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Name (please print))
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Address	)
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City, Province	)
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Occupation

SCHEDULE A

FORM OF UNDERTAKING

UNDERTAKING REGARDING EXPENSE ADVANCES

TO:PROMIS NEUROSCIENCES INC.

AND TO:THE DIRECTORS THEREOF

Re:Indemnification Agreement dated as of _____________ between ProMIS Neurosciences, Inc., a Canadian federal corporation (the “Company”) and the undersigned (the “Agreement”).

This Undertaking is submitted pursuant to §4.1 of the Agreement. Capitalized terms used but not defined herein will have the respective meanings set forth in the Agreement.

I am requesting advance payment of certain Expenses pursuant to §4.1 of the Agreement (the “Expense Advances”).

I hereby undertake to repay the Expense Advances if it is ultimately determined that I am not entitled to be paid by the Company therefore, or that the Company is not authorized to pay me therefore, in either case under the Agreement or otherwise.

The Expense Advances are, in general, all related to:

______________________________________________________________________

______________________________________________________________________

______________________________________________________________________

DATED at ________________, __________________ this day of                , 20___.

___________________________